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                                                                      EXHIBIT 21


                      SUBSIDIARIES OF UNOCAL CORPORATION

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  Name of Company (a)                                                                Organized under Law of
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
Union Oil Company of California, dba "UNOCAL"                                        California
     Philippine Geothermal, Inc.                                                     California
     Unocal Geothermal of Indonesia, Ltd.                                            Bermuda
     Unocal International Corporation                                                Nevada
       Unocal Canada Limited                                                         Alberta
           Unocal Canada Resources (b)                                               Alberta
           Unocal Canada Exploration Limited                                         Alberta
           Unocal Canada International Company                                       Nova Scotia
           Unocal Canada Management Limited                                          Alberta
       Unocal Indonesia, Ltd.                                                        Bermuda
           Unocal Indonesia Company (c)                                              Bermuda
       Unocal Netherlands B.V.                                                       Netherlands
       Unocal Thailand, Ltd.                                                         Bermuda
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(a)  The indented companies are subsidiaries of Union Oil Company of California.  The names of approximately 190 subsidiaries are omitted inasmuch as such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(b)  Owned 89.5 percent by Unocal Canada Limited, 5.6 percent by Unocal Canada Exploration Limited and 4.9 percent by Unocal Canada Management Limited.

(c)  Owned 53.1 percent by Unocal Indonesia, Ltd. and 46.9 percent by Unocal Canada
     International Company.
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